EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned hereby appoints Richard R. Whitt, III, D. Michael Jones and Linda S. Rotz (each with full power to act alone), as his true and lawful attorneys-in-fact, and grants unto each of them the authority in his name and on his behalf to execute and file (individually and in the capacity stated below) any documents relating to the registration by Markel Corporation (the “Company”) of securities of the Company in connection with the Company’s filing of a Registration Statement on Form S-3 and any and all amendments or supplements thereto, in each case with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto each of them full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has signed this power of attorney this 1st day of December, 2008.

/s/ Alan I. Kirshner	/s/ Douglas C. Eby
Alan I. Kirshner, Director, Chairman and Chief Executive Officer	Douglas C. Eby, Director

/s/ Anthony F. Markel	/s/ Leslie A. Grandis
Anthony F. Markel, Vice Chairman, Director	Leslie A. Grandis, Director

/s/ Steven A. Markel	/s/ Lemuel E. Lewis
Steven A. Markel, Vice Chairman, Director	Lemuel E. Lewis, Director

/s/ Richard R. Whitt, III	/s/ Stewart M. Kasen
Richard R. Whitt, III, Senior Vice President and Chief Financial Officer	Stewart M. Kasen, Director

/s/ J. Alfred Broaddus, Jr.	/s/ Jay M. Weinberg
J. Alfred Broaddus, Jr., Director	Jay M. Weinberg, Director